Exhibit 99.1

Sonic Foundry Reports First Quarter Fiscal 2013 Results

Quarterly Billings increase 20%

MADISON, Wis.--(BUSINESS WIRE)--January 31, 2013--Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted market leader for video management and academic, enterprise and event webcasting, today announced financial results for its fiscal 2013 first quarter ended December 31, 2012.

GAAP results include:

  Revenues of $6.6 million, up 6 percent from the fiscal first quarter of 2012
  Product and other revenue of $2.9 million, up 8 percent from the fiscal first quarter of 2012
  Services revenue of $3.6 million, up 4 percent from $3.5 million in the first quarter of fiscal 2012
    Support and maintenance revenue of $1.9 million, an increase of 8 percent over the first quarter of fiscal 2012
    Event services and hosting revenue of $1.7 million, same as the first quarter of fiscal 2012
  Unearned revenue balance of $6.0 million, up from $5.6 million at September 30, 2012
  GAAP net loss of $(139) thousand or $(0.04) per basic share, compared to net loss of $(184) thousand or $(0.05) per basic share in the fiscal first quarter of 2012
  Gross margin of $4.9 million or 74 percent compared to $4.5 million or 73 percent for the fiscal first quarter of 2012
  Cash balance of $4.3 million at December 31, 2012
  Equity investment in earnings from Mediasite KK of $78 thousand related to our current 29% ownership interest in our Japanese partner

Non-GAAP results include:

  Billings of $6.9 million, an increase of 20 percent over the first quarter of fiscal 2012
  Product and other billings of $2.9 million, up 8 percent from the first quarter of fiscal 2012
  Services billings of $4.0 million, an increase of 31 percent over the first quarter of fiscal 2012
    Support and maintenance billings of $2.2 million, an increase of 48 percent over the first quarter of fiscal 2012
    Event services and hosting billings of $1.8 million, an increase of 15 percent over the first quarter of fiscal 2012
  Non-GAAP net income of $685 thousand or $0.18 per basic share compared to non-GAAP net loss of $(164) thousand or $(0.04) per basic share in the first quarter of fiscal 2012

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

At December 31, 2012, $6.0 million of revenue was deferred, of which the company expects to realize approximately $2.3 million in the quarter ending March 31, 2013. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services.

Gross margin improved from 73 percent in the first quarter of fiscal 2012 to 74 percent in the first quarter of fiscal 2013 due to operational efficiencies in recorder and services costs and a decrease in direct and outsourced event labor costs with lower markups for services which the Company does not provide. These improvements were partially offset by an increase in high definition material cost.

International product and service billings accounted for 30 percent of overall billings, compared to 29 percent in the first quarter of fiscal 2012. During the first quarter of this fiscal year, 82 percent of billings were to preexisting customers, compared to 73 percent in first quarter fiscal 2012, with 56 percent to education customers and 36 percent to corporate.

“We delivered strong financial results in the historically slower first quarter, achieving greater results than Q4 for the first time in our company’s history. This was driven both by the strategic growth initiatives we put in place in 2012 beginning to come to fruition, as well as the completion of several deals that we have been tracking for several quarters. We also saw significant growth in renewals of support contracts as customers committed to the migration to the latest versions of Mediasite. As a result of these efforts, favorable product mix and expense reductions, our gross margins have improved, we have sequential growth in billings and have seen improvement year-over-year in cash from operations,” said Gary Weis, CEO of Sonic Foundry. “This year we will continue to innovate, rolling out the new features and services our customers value highly, while continuing to expand growth opportunities in new market segments.”

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fiscal 2013 first quarter results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, register at www.sonicfoundry.com/earnings. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management’s opinion, and is therefore used by management as a key operational indicator.
  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.
  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO) is the trusted market leader for enterprise webcasting solutions, providing video content management and distribution for education, business and government. Powered by the patented Mediasite webcasting platform and webcast services of Mediasite Events, the company empowers people to advance how they share knowledge online, using video webcasts to bridge time and distance, enhance learning outcomes and improve performance.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Condensed Consolidated Balance Sheets (in thousands, except for share data) (Unaudited)
	December 31, 2012	September 30, 2012
Assets
Current assets:
Cash and cash equivalents	$4,286	$4,478
Accounts receivable, net of allowances of $85	5,316	5,578
Inventories	1,243	1,053
Prepaid expenses and other current assets	937	757
Total current assets	11,782	11,866
Property and equipment:
Leasehold improvements	852	852
Computer equipment	4,082	3,851
Furniture and fixtures	865	865
Total property and equipment	5,799	5,568
Less accumulated depreciation and amortization	2,876	2,624
Net property and equipment	2,923	2,944
Other assets:
Goodwill	7,576	7,576
Investment in Mediasite KK	498	420
Other intangibles, net of amortization of $185 and $180	10	15
Total assets	$22,789	$22,821

Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$-	$-
Accounts payable	1,162	1,604
Accrued liabilities	941	850
Unearned revenue	5,521	5,284
Current portion of capital lease obligation	156	129
Current portion of notes payable	667	667
Total current liabilities	8,447	8,534

Long-term portion of unearned revenue	435	349
Long-term portion of capital lease obligation	157	131
Long-term portion of notes payable	600	766
Leasehold improvement liability	510	532
Deferred tax liability	2,030	1,970
Total liabilities	12,179	12,282

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 3,913,640 and 3,909,040 shares issued and 3,900,924 and 3,896,324 shares outstanding	39	39
Additional paid-in capital	189,669	189,459
Accumulated deficit	(178,903)	(178,764)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	10,610	10,539
Total liabilities and stockholders' equity	$22,789	$22,821

Sonic Foundry, Inc. Condensed Consolidated Statements of Operations (in thousands, except for share and per share data) (Unaudited)
	Three Months Ended December 31,
	2012	2011

Revenue:
Product	$2,841	$2,599
Services	3,640	3,500
Other	71	86
Total revenue	6,552	6,185
Cost of revenue:
Product	1,314	1,261
Services	371	417
Total cost of revenue	1,685	1,678
Gross margin	4,867	4,507

Operating expenses:
Selling and marketing	3,007	2,772
General and administrative	815	825
Product development	1,176	982
Total operating expenses	4,998	4,579
Loss from operations	(131)	(72)

Equity investment in earnings from Mediasite KK	78	-
Other expense, net	(26)	(52)
Loss before income taxes	(79)	(124)
Provision for income taxes	(60)	(60)
Net loss	$(139)	$(184)

Net loss per common share:
– basic	$(0.04)	$(0.05)
– diluted	$(0.04)	$(0.05)

Weighted average common shares
– basic	3,897,880	3,839,907
– diluted	3,897,880	3,839,907

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)

	Fiscal Quarter Ended December 31, 2012			Fiscal Quarter Ended December 31, 2011
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$6,552	$323	$ 6,875	$6,185	$(473)	$5,712
Cost of revenue	1,685	—	1,685	1,678	—	1,678
Total operating expenses	4,998	(441)	4,557	4,579	(433)	4,146
Income (loss) from operations	(131)	764	633	(72)	(40)	(112)
Equity investment in earnings from Mediasite KK	78	—	78	—	—	—
Other expense, net	(26)	—	(26)	(52)	—	(52)
Provision for income taxes	(60)	60	—	(60)	60	—
Net income (loss)	$(139)	$824	$ 685	$(184)	$20	$(164)
Basic net income (loss) per common share	$(0.04)	$0.21	$ 0.18	$(0.05)	$0.01	$(0.04)
(1)Adjustments consist of the following:

Billings		$323			$(473)
Depreciation and amortization		258			201
Non-cash tax provision		60			60
Stock-based compensation(2)		183			232

Total non-GAAP adjustments		$824			$20

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$118			$157
General and administrative		10			14
Product development		55			61

Total stock-based compensation		$183			$232

CONTACT:
Sonic Foundry
For investor inquiries: investor@sonicfoundry.com
or
For media relations:
Tammy Jackson, 608-237-8592
tammy@sonicfoundry.com